UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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PALM HARBOR HOMES, INC.

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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PALM HARBOR HOMES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

July 26, 2006

To Our Shareholders:

You are invited to attend the annual meeting of shareholders of Palm Harbor Homes, Inc. which will be held at the Company’s headquarters, 15303 Dallas Parkway, Suite 800, Addison, Texas, on Wednesday, July 26, 2006, at 10:00 a.m., Dallas time. The purpose of the meeting is to vote on the following proposals:

Proposal 1:	To elect ten directors to serve for a one year term, or until their successors are duly elected and qualified.

Proposal 2:	To ratify the selection of Ernst & Young LLP as independent auditors for the fiscal year ending March 30, 2007.

Proposal 3:	To take action upon any other business that may properly be brought before the annual meeting.

The board of directors has fixed the close of business on May 30, 2006 as the record date for determining shareholders entitled to receive notice of and to vote at the annual meeting. A form of proxy card and a copy of our Annual Report to Shareholders for the fiscal year ended March 31, 2006 are enclosed with this notice of annual meeting and proxy statement.

Your vote is important. Accordingly, you are asked to vote whether or not you plan to attend the annual meeting. You may vote (i) by mail by marking, signing, dating and returning the accompanying proxy card in the postage-paid envelope we have provided, or returning it to Palm Harbor Homes, Inc. c/o AST, 59 Maiden Lane, Plaza Level, New York, New York 10273-0923, (ii) by the Internet at www.voteproxy.com, (iii) by phone by calling 1-800-776-9437 or (iv) attending the annual meeting in person. If you plan to attend the annual meeting to vote in person and your shares are registered with our transfer agent, American Stock Transfer & Trust Company, in the name of a broker or bank, you must secure a proxy from the broker or bank assigning voting rights to you for your shares.

BY ORDER OF THE BOARD OF DIRECTORS

Kelly Tacke,

Executive Vice President

June 12, 2006

Addison, Texas

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

July 26, 2006

Palm Harbor Homes, Inc.

15303 Dallas Parkway, Suite 800

Addison, Texas 75001

The board of directors is soliciting proxies to be used at the 2006 annual meeting of shareholders to be held at the Company’s headquarters, 15303 Dallas Parkway, Suite 800, Addison, Texas, on Wednesday, July 26, 2006, at 10:00 a.m., Dallas time. This proxy statement, accompanying proxy and annual report to shareholders for the fiscal year ended March 31, 2006 are first being mailed to shareholders on or about June 21, 2006. Although the annual report is being mailed to shareholders with this proxy statement, it does not constitute part of this proxy statement.

Who Can Vote

Only shareholders of record as of the close of business on May 30, 2006 are entitled to notice of and to vote at the annual meeting. As of May 30, 2006, we had 22,831,240 outstanding shares of common stock, our only outstanding voting security. Each shareholder of record of our common stock on the record date is entitled to one vote on each matter properly brought before the annual meeting for each share of common stock held. If you hold shares of our common stock through any of our stock purchase or savings plans, you will receive voting instructions from the plans’ administrator. Please sign and return those instructions promptly to assure that your shares are represented at the annual meeting.

In accordance with our bylaws, a list of shareholders entitled to vote at the annual meeting will be available at the annual meeting and for 10 days prior to the annual meeting, between the hours of 9:00 a.m. and 4:00 p.m. local time at our offices located at 15303 Dallas Parkway, Suite 800, Addison, Texas.

How You May Vote

You may vote using any of the following methods:

•	By Mail: Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided, or return it to Palm Harbor Homes, Inc., c/o AST, 59 Maiden Lane, Plaza Level, New York, New York 10273-0923. The named proxies will vote your shares according to your directions. If you submit a signed proxy card without indicating your vote, the person voting the proxy will vote your shares according to the board’s recommendation.

•	By Internet: Go to www.voteproxy.com and use the Internet to transmit your voting instructions and for electronic delivery of information up until 3:00 p.m., Dallas time, on July 25, 2006. Have your proxy card in hand when you access the web site. You will be prompted to enter your 11-digit control number that is located on your proxy card to obtain your records and to create an electronic voting instruction form.

•	By Phone: Call 1-800-776-9437 and use any touch-tone telephone to transmit your voting instructions up until 3:00 p.m., Dallas time on July 25, 2006. Have your proxy card in hand when you call. You will be prompted to enter your 11-digit control number that is located on your proxy card and then follow the simple instructions the Vote Voice provides you.

•	By Attending the Annual Meeting in Person.

You may revoke your proxy at any time before it is exercised by:

•	Giving written notice of revocation to our Secretary, Kelly Tacke, at Palm Harbor Homes, Inc., 15303 Dallas Parkway, Suite 800, Addison, Texas 75001;

•	Timely delivering a properly executed, later-dated proxy; or

•	Voting in person at the annual meeting.

Voting by proxy will in no way limit your right to vote at the annual meeting if you later decide to attend in person. If you hold common shares through any of our share purchase or saving plans, you will receive voting instructions. Please sign and return those instructions promptly to assure that your shares are represented at the annual meeting. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, to be able to vote at the annual meeting. If no direction is given and the proxy is validly executed, the shares represented by the proxy will be voted as recommended by the board of directors. The persons authorized under the proxies will vote upon any other business that may properly come before the annual meeting according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. We do not anticipate that any other matters will be raised at the annual meeting.

Required Vote

The presence, in person or represented by proxy, of the holders of a majority of our outstanding common stock (11,415,621 shares) entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. However, if a quorum is not present at the annual meeting, the shareholders, present in person or represented by proxy, have the power to adjourn the annual meeting until a quorum is present or represented. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum at the annual meeting. A broker “non-vote” occurs when a nominee holding common shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

A plurality of the votes duly cast is required for the election of directors (i.e., the nominees receiving the greatest number of votes will be elected). Abstentions and broker non-votes are not counted for purposes of the election of directors. All of the nominees for director served as our directors during the fiscal year ended March 31, 2006. In order to ratify the appointment of Ernst & Young LLP as our independent auditors for the year ending March 30, 2007, the proposal must receive the favorable vote of a majority of the shares of common stock entitled to vote and represented at the annual meeting.

Cost of Proxy Solicitation

The cost of soliciting proxies will be borne by us. Proxies may be solicited on our behalf by our directors, officers or employees in person, by telephone, facsimile or by other electronic means. They will not be separately compensated for their services. In accordance with SEC regulations and the regulations of The Nasdaq Stock Market, we will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares of our common stock and soliciting proxies from them.

PROPOSAL ONE: ELECTION OF DIRECTORS

At the annual meeting, ten directors will be elected by the shareholders to serve until their successors have been duly elected and qualified, or until the earliest of their death, resignation or retirement.

The persons named in the enclosed proxy will vote your shares as you specify on the enclosed proxy. If you return your properly executed proxy but fail to specify how you want your shares voted, the shares will be voted in favor of the nominees listed below. The non-employee directors have proposed the following nominees for election as directors at the annual meeting. Each of the nominees is currently a member of the board of directors.

Nominees

Larry H. Keener, Chairman of the Board of Directors since March 2005. Director since 1995. Chief Executive Officer since June 1997 and President since June 1994. Chief Operating Officer from June 1994 to June 1997. Division President from June 1989 to May 1994. Director from 1980 to May 1994. Age: 56.

Lee Posey, Chairman Emeritus since March 2005. Chairman of the Board of Directors from December 1977 to March 2005. Chief Executive Officer from December 1977 to June 1997. President from December 1977 to December 1993. President of Redman Industries, Inc. from 1967 to 1977. Age: 71.

Jerry D. Mallonee, Director since 2000. Retired from Arthur Andersen & Co. in December 1998 as the Tax Managing Partner of Pacific Northwest. Mr. Mallonee had been employed by Arthur Andersen from February 1967 until his retirement. Since July 2002, Mr. Mallonee has been a financial advisor for Carter Financial Management. Age: 65.

Frederick R. Meyer, Director since 1994. Chairman of the Board of Aladdin Industries LLC from July 1985 to March 2005. President and Chief Executive Officer of Aladdin Industries LLC from October 1995 to May 1999 and from May 1987 to September 1994. President of Tyler Technologies, Inc. from July 1983 to December 1986. Director of SWS Group, Inc. and Westwood Holdings Group, Inc. Age: 78.

Elysia Holt Ragusa, Director since October 2005. President and Chief Operating Officer of The Staubach Company since 2001. President of Staubach Southwest Corporate Services from 1994 through 2001. Age: 55.

Walter D. Rosenberg, Jr., Director since 1977. Managed his personal portfolio since June 1991. Chairman of the Board and Chief Executive Officer of Duro Metal Manufacturing Company, Inc. from December 1957 to June 1991. Age: 79.

A. Gary Shilling, Director since 1995. President of A. Gary Shilling & Co., Inc. since 1978. Senior Vice President and Chief Economist of White, Weld & Co., Inc. from 1972 to 1978. Director of Heartland Funds. Age: 69.

William R. Thomas, Director since 1982 pursuant to an agreement among us, Capital Southwest Corporation and Capital Southwest Venture Corporation. Chairman of the Board since 1982 and President since 1980 of Capital Southwest Corporation. President of Capital Southwest Venture Corporation since 1980. Director of Alamo Group, Inc. and Encore Wire Corporation. Age: 77.

W. Christopher Wellborn, Director since July 2005. Chief Operating Officer of Mohawk Industries, Inc. since November 2005. President of Dal-Tile, Inc. from March 2002 through October 2005. Executive Vice President, Chief Financial Officer and Assistant Secretary of Dal-Tile, Inc. from August 1997 through March 2002. Senior Vice President and Chief Financial Officer of Lenox, Inc. from June 1993 to August 1997. Director of Mohawk Industries, Inc. Age: 51.

John H. Wilson, Director since 1994. President of U.S. Equity Corporation since 1983. Director of Capital Southwest Corporation and Encore Wire Corporation. Age: 63.

The board of directors has determined that Messrs. Mallonee, Meyer, Rosenberg, Thomas, Shilling, Wellborn, Wilson and Ms. Ragusa are “independent” as defined by the Nasdaq Stock Market Listing Standards and that Messrs. Keener and Posey are not independent because they are our employees.

The board of directors unanimously recommends that you vote FOR the election of directors as set forth in Proposal One.

GOVERNANCE OF THE COMPANY

Pursuant to the Florida Business Corporation Act, our articles of incorporation and our bylaws, our business, property and affairs are managed under the direction of the board of directors. During the fiscal year ended March 31, 2006, the board of directors held four meetings. No director attended less than 75% of the total number of board meetings and meetings of committees on which he served that were held while the director was a committee member. Our directors are strongly encouraged to attend our annual meeting and all of our 2005 directors attended our 2005 annual meeting of shareholders.

Committees of the Board of Directors

Name	Board		Audit Committee		Compensation Committee		Nominating Committee		Pricing Committee
Larry H. Keener	x	*
Lee Posey	x								x	**
Jerry D. Mallonee	x		x	**
Frederick R. Meyer	x		x		x
Elysia Holt Ragusa	x
Walter D. Rosenberg, Jr.	x						x
A. Gary Shilling	x						x	**
William R. Thomas	x				x	**			x
W. Christopher Wellborn	x
John H. Wilson	x		x		x				x

*	Effective March 31, 2005, Mr. Keener was appointed Chairman of the Board and Mr. Posey was appointed Chairman Emeritus.
**	Chairman

During the fiscal year ended March 31, 2006, the board of directors had three ongoing committees: an audit committee, a compensation committee and a nominating committee.

Audit Committee

Our audit committee members are Jerry Mallonee (chairman), Frederick Meyer and John Wilson, all “independent directors” as required and defined by the Sarbanes-Oxley Act of 2002 and The Nasdaq Stock Market Listing Standards. Our board has adopted a written charter for the audit committee setting forth the duties and responsibilities of the committee. A copy of the audit committee charter was included as Appendix A to our proxy statement for the 2004 annual meeting of shareholders, and is available on our website at www.palmharbor.com.

The audit committee assists the board with its oversight responsibilities to shareholders by monitoring (1) the quality and integrity of our financial statements; (2) the independence, qualification and performance of our independent auditors; (3) our accounting and financial reporting processes; and (4) audits of our financial statements. The committee has the responsibility for selecting our independent auditors and pre-approving audit and non-audit services. The audit committee met four times during the fiscal year ended March 31, 2006. The board has determined that Frederick Meyer meets the definition of audit committee financial expert promulgated by the Securities and Exchange Commission and is independent, as defined in the Nasdaq National Market listing requirements.

Any complaint regarding accounting, internal accounting controls or auditing matters should be mailed to the Chairman of the Palm Harbor Homes Audit Committee c/o Craddock Reneker and Davis LLP, 3100 Monticello Avenue, Suite 550, Dallas, Texas 75205. Written complaints may be submitted anonymously.

Compensation Committee

The compensation committee members are William Thomas (chairman) and Frederick Meyer, both independent directors. The functions of the compensation committee include establishing the compensation of executive officers and administering management incentive compensation plans. The compensation committee met once during the fiscal year ended March 31, 2006.

Nominating Committee

The nominating committee members are Dr. A. Gary Shilling (chairman) and Mr. Walter D. Rosenberg, Jr., both independent directors, as defined by the Nasdaq National Market listing standards. The nominating committee has the responsibility to (1) oversee the nomination of individuals to the board; (2) identify individuals qualified to become board members and recommend such nominees; and (3) insure that the board is appropriately constituted including advising the board on matters of board membership and committee membership. The nominating committee will consider nominations made by shareholders. Shareholders should send nominations to our corporate Secretary, Kelly Tacke. Any shareholder nominations proposed for consideration by the nominating committee should include the nominee’s name and qualifications for board membership. See “Shareholder Proposals” on page 16. The nominating committee’s charter was included as Appendix B to our proxy statement for the 2004 annual meeting of shareholders, and is available on our website at www.palmharbor.com.

The nominating committee seeks to identify, and the board of directors selects, director candidates who (1) have significant business or public experience that is relevant and beneficial to the board of directors and the company, (2) are willing and able to make a sufficient time commitment to the company’s affairs in order to perform effectively the duties of a director, including regular attendance of board of directors meetings and committee meetings, (3) are committed to the company’s long-term growth and profitability, (4) are individuals of character and integrity, (5) are individuals with inquiring minds who are willing to speak their minds and challenge and stimulate management and (6) represent the interests of the company as a whole and not only the interests of a particular shareholder or group. The evaluation process for nominees is the same regardless of the source of the recommendation. The nominating committee met once during the fiscal year ended March 31, 2006.

Compensation of Directors

During the fiscal year ended March 31, 2006, our non-employee directors received compensation as follows:

	July 29, 2005 – March 31, 2006	March 26, 2005 – July 28, 2005
Annual retainer fee	$20,000	$8,000
Fee for each board meeting attended (other than telephonic)	2,500	2,000
Fee for each committee meeting (other than those on the same day as board meeting)	500	500

Communication With Directors

Shareholders who wish to send communications to the board should address such communications to the Chairman of the Palm Harbor Homes Audit Committee c/o Craddock Reneker and Davis LLP, 3100 Monticello Avenue, Suite 550, Dallas, TX 75205. Communications to the board will be referred to Jerry Mallonee or other director specified provided that advertisements, solicitations for periodicals or other subscriptions, and similar communications generally are not forwarded to board members.

Compensation Committee Interlocks and Insider Participation

None of our current or former executive officers served as a member of the compensation committee of our board of directors. None of our executive officers served as a director of any other entity whose executive officer served as a member of our compensation committee.

REPORT OF THE COMPENSATION COMMITTEE

Decisions on compensation of our executive officers are made by the three member compensation committee of the board of directors. Each member of the compensation committee is an outside director. None of the members of the compensation committee has ever been our employee. The compensation committee, in consultation with the Chief Executive Officer, is responsible for establishing the policies that govern compensation of executive officers and key employees at the corporate level.

The goals of our compensation program are to attract, retain and motivate competent executive officers and key employees who have the experience and ability to contribute materially to our long-term success. During the past two years, when our company has operated at a loss, officers and key employees have received base salaries and discretionary bonuses determined on the basis of their performance, the extent of their contributions to our company’s operations and compensation levels for similar positions in our industry. During periods when our company is achieving acceptable earnings, our compensation philosophy for our executive officers and key employees is predicated on a pay-for-performance approach, in that base salaries in most instances are below salaries for comparable industry positions, but potential bonuses, depending on our earnings performance in relation to pre-established target levels, may be relatively high or relatively low in comparison with bonus payments by companies of comparable size and type.

Base salaries are determined by our compensation committee for each of the executive officers on an individual basis, taking into consideration the level of responsibility, individual contributions to our performance, length of tenure with us, compensation levels of comparable positions and internal equities among positions. In most instances, base salaries are set at subjectively-determined levels below base salaries paid to executives in similar positions in companies of comparable size in the same industry or similar industries. The base salary of our Chief Executive Officer, Larry H. Keener, was $300,000 for the fiscal year ended March 31, 2006, and is currently set at an annual rate of $300,000 for the fiscal year ending March 30, 2007. Mr. Keener’s bonus of $100,000 for the first six months of fiscal 2006 was determined by the compensation committee on a discretionary basis.

Effective September 24, 2005, the compensation committee approved a corporate bonus plan. The plan defines the basis for determining a potential bonus pool in each fiscal quarter equal to descending percentages of actual earnings (as defined in the plan) levels. The plan defines actual earnings in each fiscal period to be consolidated earnings before deducting bonuses determined pursuant to the plan and before state and federal income taxes. Bonuses under the plan are paid promptly following each quarter. Mr. Keener received 20% and Ms. Tacke received 10% of the bonus pool. There are no dollar limits on bonus amounts awarded.

Effective March 27, 1999, the annual base salary of Lee Posey, then our Chairman of the Board, was set at $400,000 for three years and $300,000 thereafter pursuant to a compensation agreement which among other things specified that Mr. Posey would provide a minimum of 100 days of service, in each of the first three years of the agreement and 75 days of service during the last five years of the agreement. Mr. Posey is not a participant in the corporate bonus plan. In March 2002, the agreement was amended to specify that Mr. Posey be paid $300,000 in any year in which he provides a minimum of 100 days of service which he has provided in each of the three fiscal years ended March 25, 2005. In June 2005, Mr. Posey’s agreement was again amended to provide that he be paid $100,000 per year in monthly installments for his services to our Company for the eight years from July 1, 2005 through June 30, 2013 and that his beneficiaries receive payments in the same amount and frequency in the event of Mr. Posey’s death prior to June 30, 2013. Effective March 25, 2005, Mr. Keener became Chairman, President and Chief Executive Officer and Mr. Posey was elected Chairman Emeritus of our Company. In this capacity, Mr. Posey continues to provide services to our Company.

We do not have a stock option plan for our key employees and executive officers and have not had a stock option plan since our company was founded.

Compensation Committee

William R. Thomas, Chairman

Frederick R. Meyer

John H. Wilson

REPORT OF THE AUDIT COMMITTEE

The audit committee is composed of three independent directors and operates under a written charter adopted by the board of directors. The board has determined that each committee member is independent as defined by the Sarbanes-Oxley Act of 2002 and the Nasdaq listing standards as currently in effect.

Pursuant to the audit committee charter, the audit committee will assist the board of directors in monitoring (1) the integrity of the financial statements of the company, (2) the independence, qualifications, performance of the company independent auditors, (3) the company’s accounting and financial reporting processes; and (4) audits of the company’s financial statements. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The audit committee reviewed the audited annual financial statements with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The audit committee reviewed the audited annual financial statements with Ernst & Young LLP, the company’s independent auditors, who are responsible for expressing an opinion on the conformity of the company’s audited financial statements with generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of the company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards and SAS 61 (codification of Statements on Auditing Standards). The committee also discussed with management and Ernst & Young LLP the process used to support certifications by the company’s Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany the company’s periodic filings with the SEC. In discharging its oversight responsibility as to the audit process, the audit committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the company that might bear on Ernst & Young LLP’s independence consistent with Independent Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors’ independence.

The committee reviewed with Ernst & Young LLP the overall scope and plans for their audit. The committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting. The committee held four meetings relating to the fiscal 2006 audit and financial statements.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors (and the board of directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended March 31, 2006 for filing with the SEC. The audit committee, subject to shareholder ratification, intends to retain Ernst & Young LLP as independent auditors for the fiscal year ending March 30, 2007, pending receipt of a satisfactory engagement letter. If the audit committee cannot reach agreement with Ernst & Young, LLP, it may engage a different auditing firm.

The full responsibilities of the audit committee are set forth in our charter. A copy of the audit committee charter is available on our website at www.palmharbor.com.

Audit Committee

Jerry D. Mallonee, Chairman

Frederick R. Meyer

John H. Wilson

SHARE OWNERSHIP OF PRINCIPAL SHAREHOLDERS,

DIRECTORS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our shares of common stock as of May 30, 2006 by (1) each person known by us to own beneficially more than 5% of our outstanding common stock, (2) each current director, (3) each named executive officer, and (4) all current directors and named executive officers as a group. Unless otherwise indicated, the shares listed in the table are owned directly by the individual or entity, or by both the individual and the individual’s spouse. Except as otherwise noted, the individual or entity had sole voting and investment power as to shares shown or, in the case of the individual, the voting power is shared with the individual’s spouse.

Certain of the shares listed below are deemed to be owned beneficially by more than one shareholder under SEC rules. Unless otherwise indicated, the address of each person listed below is c/o Palm Harbor Homes, Inc., 15303 Dallas Parkway, Suite 800, Addison, Texas 75001.

Name	Amount and Nature of Beneficial Ownership (1)	Percent of Class
Lee Posey	4,100,100	17.9%
Capital Southwest Corporation and Capital Southwest Venture Corporation (2)	7,855,121	34.4%
12900 Preston Road Suite 700 Dallas, Texas 75230
Royce & Associates, LLC (3) 1414 Avenue of the Americas New York, New York 10019	1,498,300	6.6%
Elysia Holt Ragusa	—	*
Larry H. Keener (4)	425,760	1.9%
Kelly Tacke (5)	54,912	*
Jerry D. Mallonee	6,000	*
Frederick R. Meyer (6)	105,116	*
Walter D. Rosenberg, Jr.	213,624	*
A. Gary Shilling (7)	49,024	*
William R. Thomas (2)(8)	239,314	1.0%
W. Christopher Wellborn	5,000	*
John H. Wilson (2)	3,250	*
All directors and executive officers as a group (11 persons) (2)(4)(5)(6)(7)(8)	5,202,100	22.8%

*	Beneficial ownership of less than 1% of the class is omitted.
(1)	The information contained in this table with respect to common stock ownership reflects “beneficial ownership” as defined in Rule 13d-3 under the Securities Exchange Act of 1934.
(2)	Mr. Thomas is President and Chairman of the Board of Capital Southwest Corporation and Capital Southwest Venture Corporation, both of which are our principal shareholders. Mr. Wilson is a member of the board of directors of Capital Southwest Corporation and Capital Southwest Venture Corporation. Mr. Thomas and Mr. Wilson may be deemed to share voting and investment power with respect to the shares of common stock beneficially owned by Capital Southwest Corporation and Capital Southwest Venture Corporation. Mr. Thomas and Mr. Wilson each have disclaimed beneficial ownership of such shares.
(3)	The address and number of shares of the Company’s common stock beneficially owned by Royce & Associates, LLC are based on the Schedule 13G filed by Royce & Associates, LLC with the Securities and Exchange Commission on January 31, 2006. According to the filing, Royce & Associates, LLC did not affirm the existence of a group and had sole voting and dispositive power with respect to the 1,498,300 shares.

(4)	Includes an aggregate of 122,270 shares owned by Mr. Keener’s spouse and three daughters, over which shares he exercises voting and investment power.
(5)	Includes 1,511 shares of restricted stock granted in 2005, which vest in full on March 30, 2007.
(6)	Includes 48,829 shares owned by a family partnership over which Mr. Meyer exercises voting and investment power.
(7)	Includes 31,132 shares owned by a family partnership over which Dr. Shilling exercises voting and investment power.
(8)	Mr. Thomas has sole voting and investment power with respect to 113,282 shares personally held by Mr. Thomas. Mr. Thomas also has sole voting and investment power with respect to 80,674 shares held by a family partnership. Mr. Thomas is a trustee of certain trusts pursuant to employee stock ownership plans for employees of Capital Southwest Corporation and its wholly-owned portfolio companies owning 45,358 shares, with the power as one of two trustees to participate in the voting of such shares. Under the rules and regulations of the SEC, Mr. Thomas is deemed to be the beneficial owner of such 45,358 shares which are included in the shares owned by Mr. Thomas.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of our common stock, to file reports of holdings and transactions in our securities with the SEC and to furnish us with copies of all such reports. Based solely upon a review of the reports furnished to us with respect to the fiscal year ended March 31, 2006, we believe that our directors and executive officers timely complied with all SEC filing requirements.

EXECUTIVE OFFICERS

Our executive officers serve at the discretion of the board of directors and are appointed annually by the board of directors. Set forth below are the names, ages and positions of our executive officers.

Name	Age	Position
Lee Posey	71	Chairman Emeritus and Director (1)
Larry H. Keener	56	Chairman of the Board, Chief Executive Officer and Director (1)
Kelly Tacke	48	Executive Vice President, Chief Financial Officer and Secretary

Information concerning the business experience of Messrs. Posey and Keener is provided in “Proposal One: Election of Directors.” Set forth below is a description of the background of Ms. Tacke. There is no family relationship between any of our directors or executive officers.

Kelly Tacke has served as Executive Vice President since June 2005 and Chief Financial Officer since October 1993, and as Secretary since March 1997. From August 1979 through September 1993, Ms. Tacke was employed by PriceWaterhouseCoopers LLP where she most recently served as a Senior Audit Manager.

Compensation of Executive Officers

The following table summarizes the compensation paid by us for the fiscal years ended March 31, 2006, March 25, 2005 and March 26, 2004 to the Chief Executive Officer and the executive officers who received a total annual salary and bonus in excess of $100,000 in fiscal year ended March 31, 2006.

Summary Compensation Table

		Annual Compensation (1)			Long-Term Compensation		All Other Compensation
Name and Principal Location	Fiscal Year	Salary		Bonus	Restricted Stock Awards
Lee Posey Chairman Emeritus	2006	$175,000		$0	$0		$3,500	(2)
	2005	400,000		0	0		4,390	(2)
	2004	400,000		0	0		8,518	(2)

Larry H. Keener Chairman of the Board and Chief Executive Officer	2006	300,000		403,393	0		9,187	(3)
	2005	200,000		200,000	0		9,075	(3)
	2004	200,000		200,000	0		12,000	(3)

Kelly Tacke Executive Vice President, Chief Financial Officer and Secretary	2006	157,494	(5)	208,710	21,132	(6)	3,442	(4)
	2005	120,000		140,726			3,075	(4)
	2004	120,000		151,221			—

(1)	The named executive officers did not receive any annual compensation not properly categorized as salary or bonus, except for certain perquisites and other personal benefits which are not shown because the aggregate incremental costs of these benefits to us for each officer did not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for each such officer.
(2)	Includes $3,075, $3,075 and $6,000 contributed in fiscal year 2006, 2005 and 2004, respectively, by us pursuant to the employee savings plan and $1,315 and $2,518 in fiscal year 2006 and 2005, respectively, paid by us as a car allowance.
(3)	Includes $3,187, $3,075 and $6,000 contributed in fiscal year 2006, 2005 and 2004, respectively, by us pursuant to the employee savings plan and $6,000 paid in fiscal year 2006, 2005 and 2004 by us as a car allowance.
(4)	Represents contributions by us pursuant to the employee savings plan.
(5)	Effective June 25, 2005, Ms. Tacke was promoted to Executive Vice President and her annual salary was increased to $170,000.

(6)	The restricted stock value was calculated by multiplying the closing market price of our stock on the date of grant by the number of restricted shares awarded. At March 31, 2006, Ms. Tacke held a total of 1,151 shares of restricted stock, with a value of $24,666, based on the closing price of our common stock on March 31, 2006 ($21.43 per share). Ms. Tacke’s restricted stock award will vest in full on March 30, 2007. Dividends, if any, are paid on the restricted shares.

Compensation Arrangements

Pursuant to the compensation agreement we entered into with Lee Posey, our Chairman Emeritus, Mr. Posey will receive $100,000 per year for his services to our Company for the eight years from July 1, 2005 through June 30, 2013. The agreement further provides that Mr. Posey’s beneficiary receive payments in the same amount and frequency in the event of Mr. Posey’s death prior to June 30, 2013.

The board of directors approved a grant of restricted shares of our common stock to certain of our key employees and officers. Ms. Tacke is the only named executive officer who received such a grant. As disclosed in the footnotes to the summary compensation table, Ms. Tacke received a grant of 1,151 shares, all of which will vest in full on March 30, 2007.

Section 162(m) of the Internal Revenue Code of 1986, as amended, enacted in 1993, precludes a public corporation from taking a deduction in 1994 or subsequent years for compensation in excess of $1 million paid to its chief executive officer or any of its four other highest-paid officers unless such compensation is performance-based compensation as defined in Section 162(m) of the Code. Our corporate bonus plan is a performance-based plan.

Indemnification Agreements

We have entered into indemnification agreements with certain of our officers and each of our directors, requiring us to indemnify such persons against judgments, claims, damages, losses and expenses incurred as a result of the fact that such officer or director, in his or her capacity as such, is made or threatened to be made a party to any suit or proceeding, to the maximum extent permitted by Florida law. The indemnification agreements provide for the advancement of expenses to such officers and directors in connection with any such suit or proceeding.

PERFORMANCE GRAPH

The following graph shows a comparison of cumulative total returns for us, the Standard & Poor’s MidCap 400 Composite Stock Index and our peer group, assuming the investment of $100 on March 27, 1999, and the reinvestment of dividends. The companies in our peer group are as follows: Cavalier Homes, Inc., Champion Enterprises, Inc., Fleetwood Enterprises, Inc., Liberty Homes, Inc., Oakwood Homes Corporation and Skyline Corporation.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG PALM HARBOR HOMES, INC., THE S & P MIDCAP 400 INDEX

AND A PEER GROUP

*	$100 invested on 3/31/01 in stock or index-including reinvestment of dividends.
Fiscal year ending March 31.

The foregoing price performance comparisons shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or Securities Exchange Act, except to the extent that we specifically incorporate this graph by reference, and shall not otherwise be deemed filed under those Acts.

There can be no assurance that our share performance will continue into the future with the same or similar trends depicted in the graph above. We will not make or endorse any predictions as to future share performance.

PROPOSAL TWO: RATIFICATION OF INDEPENDENT AUDITORS

The shareholders are urged to ratify the appointment by our audit committee of Ernst & Young LLP as independent auditors for the fiscal year ending March 30, 2007. Ernst & Young LLP has served as our independent auditors since our inception and is familiar with our affairs and financial procedures. Representatives from Ernst & Young LLP are expected to be present at the meeting and will have the opportunity to respond to appropriate questions.

Aggregate Ernst & Young LLP fees for the fiscal year ended March 31, 2006 and March 25, 2005 were:

	Fiscal 2006	Fiscal 2005
Audit Fees	$871,500	$780,000
Audit Related Fees (1)	81,000	119,500
Tax Fees (2)	18,300	46,402
All Other Fees	—	1,624

Total Fees	$970,800	$947,526

(1)	Employee benefit plans, due diligence and accounting consultations.
(2)	Consultations on various tax matters.

The audit committee has considered whether the provision of these services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence and has determined that such services have not adversely affected Ernst & Young LLP’s independence.

In accordance with its charter, the audit committee approves in advance all audit and non-audit services to be provided by Ernst & Young LLP. In other cases, the chairman of the audit committee has the delegated authority from the committee to pre-approve certain additional services, and such pre-approvals are communicated to the full committee at its next meeting. During fiscal year 2006, all non-audit services were pre-approved by the audit committee in accordance with this policy.

The Board of Directors unanimously recommends that you vote FOR this proposal.

OTHER MATTERS

As of the mailing date of this proxy statement, the board of directors knows of no other matters to be presented at the meeting. Should any of the matters requiring a vote of the shareholders arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.

SHAREHOLDER PROPOSALS

Any shareholder who intends to present a proposal at the annual meeting in the year 2007, and who wishes to have the proposal included in our proxy statement and proxy for that meeting, must deliver the proposal to our corporate Secretary, Kelly Tacke, at 15303 Dallas Parkway, Suite 800, Addison, Texas 75001 by February 21, 2007. All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for that meeting.

Any shareholder who intends to bring business before the annual meeting in the year 2007 in a form other than a shareholder proposal in accordance with the preceding paragraph must give written notice to our corporate secretary at the address set forth in the preceding paragraph on or before May 5, 2007.

ANNUAL REPORT

We have provided without charge a copy of the annual report to shareholders for fiscal year ended March 31, 2006 to each person being solicited by this proxy statement. Upon the written request by any person being solicited by this proxy statement, we will provide without charge a copy of the Annual Report on Form 10-K as filed with the SEC (excluding exhibits, for which a reasonable charge shall be imposed). All requests should be directed to: Kelly Tacke, Executive Vice President, at Palm Harbor Homes, Inc., 15303 Dallas Parkway, Suite 800, Addison, Texas 75001. This information is also available via the Internet at our web site (www.palmharbor.com) and the EDGAR version of such report (with exhibits) is available at the SEC’s web site (www.sec.gov).

ANNUAL MEETING OF SHAREHOLDERS OF

PALM HARBOR HOMES, INC.

July 26, 2006

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

¯ Please detach and mail in the envelope provided. ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:						FOR	AGAINST	ABSTAIN
		NOMINEES:		2.	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 30, 2007.	☐	☐	☐
☐	FOR ALL NOMINEES	o Larry H. Keener
o Lee Posey
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	o Jerry D. Mallonee
o Frederick R. Meyer
		o Elysia Holt Ragusa		3.	In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.
☐	FOR ALL EXCEPT	o Walter D. Rosenberg, Jr.
	(See instructions below)	o A. Gary Shilling
		o William R. Thomas		THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ABOVE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEMS (1) AND (2) ABOVE, THIS PROXY WILL BE VOTED “FOR” SUCH PROPOSALS. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.
o W. Christopher Wellborn
o John H. Wilson

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”
and fill in the circle next to each nominee
you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

PALM HARBOR HOMES, INC.

The undersigned shareholder of Palm Harbor Homes, Inc. does hereby nominate, constitute and appoint Kelly Tacke and Colleen Rogers, or either one of them, as Proxies, each with full power to appoint her substitute, to represent and vote all of the shares of Common Stock of Palm Harbor Homes, Inc. held of record by the undersigned at the Annual Meeting of shareholders to be held at 10:00 a.m. Dallas time on July 26, 2006 at the Company Headquarters, 15303 Dallas Parkway, Suite 800, Addison, Texas, 75001, and at any adjournments thereof, as follows:

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF

PALM HARBOR HOMES, INC.

July 26, 2006

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your control number and proxy card available when you call.

- OR -

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your control number available when you access the web page.

COMPANY NUMBER

ACCOUNT NUMBER

You may enter your voting instructions at 1-800-PROXIES or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

¯ Please detach and mail in the envelope provided IF you are not voting via telephone or the Internet. ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:						FOR	AGAINST	ABSTAIN
		NOMINEES:		2.	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 30, 2007.	☐	☐	☐
☐	FOR ALL NOMINEES	0 Larry H. Keener
0 Lee Posey
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	0 Jerry D. Mallonee
0 Frederick R. Meyer
		0 Elysia Holt Ragusa		3.	In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.
☐	FOR ALL EXCEPT	0 Walter D. Rosenberg, Jr.
	(See instructions below)	0 A. Gary Shilling
0 William R. Thomas
		0 W. Christopher Wellborn		THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ABOVE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEMS (1) AND (2) ABOVE, THIS PROXY WILL BE VOTED “FOR” SUCH PROPOSALS. THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.
0 John H. Wilson

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”
and fill in the circle next to each nominee
you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.